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                                                                    Exhibit 23.2


                          CONSENT OF INDEPENDENT AUDITORS
                          -------------------------------


The Board of Directors
Micro Warehouse, Inc.

We consent to the use of our audit reports dated February 10, 1997, on the consolidated financial statements and schedule of Micro Warehouse, Inc. and subsidiaries as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 incorporated herein by reference in the Registration Statement on Form S-8 of Micro Warehouse, Inc. pertaining to the Micro Warehouse, Inc. Deferred Compensation Plan.



                                             /s/ KPMG Pert Marwick LLP


Stamford, Connecticut
February 25, 1998